Exhibit 10.2

Maximum Mortgage Contract

Contract No.: HTCxxxxxxxxxxxxxxxxxxxxx

Mortgagor (Party A): GLOBAL Technology Inc.

Domicile: No. 88 Qiushi Road, Wangchun Industrial Park, Ningbo, Zhejiang Province

Postal Code: 315000

Legal Representative (Principal): Lin Chih-Hsiang

Fax: 0574-88133818	Tel.: 0574-88133818

Mortgagee (Party B): China Construction Bank Ningbo Yinzhou Branch

Domicile: No. 500 Taikang Middle Road, Yinzhou District, Ningbo, Zhejiang Province

Postal Code: 315000

Principal: Huang Xubo

Fax: 0574-87370029	Tel.: 0574-87370029

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WHEREAS, Party B will enter (and/or has entered) into RMB loan contracts, foreign currency loan contracts, bank acceptance agreements, letter of credit issuance contracts, letter of guarantee issuance agreements, and/or other legal documents (hereinafter referred to collectively as the "Principal Contracts") with GLOBAL Technology Inc. (hereinafter referred to as the "Debtor") in the period from June 26, 2025 to June 26, 2030 (hereinafter referred to as the "Claim Determination Period") for the purposes of consecutively handling credit facilities mentioned in the following items (1), (2), (3), (4), and (5) for the Debtor.

(1) Granting loans in RMB/foreign currencies;

(2) Accepting commercial bills;

(3) Issuing letters of credit ("L/Cs");

(4) Issuing letters of guarantee;

(5) Other credit facilities: supply chain financing, precious metal leasing, trade financing, international commercial loan on-lending, and other business.

Party A is willing to provide a maximum mortgage to secure the debts of the Debtor under the Principal Contracts. NOW, THEREFORE, Party A and Party B, in accordance with applicable laws, regulations, and rules, enter into this Contract through friendly negotiation for mutual compliance.

Article 1 Mortgaged Properties

1.1 Party A mortgages the properties set forth in the List of Mortgaged Properties specified herein.

1.2 If a new ownership or other rights certificate (proof) is reissued for any mortgaged property, resulting in any inconsistency between the List of Mortgaged Properties herein or the mortgage registration certificate (proof) held by Party B and such new certificate or the information recorded on the register of the registration authority, Party A shall not refuse to assume its obligations hereunder on such grounds.

1.3 Unless otherwise agreed upon by the parties or provided by law, any additional property to the mortgaged properties arising from attachment, mixing, processing, reconstruction, or other similar reasons shall also be deemed as part of the collateral securing Party B's claims. Party A shall, at the request of Party B, complete all necessary mortgage registration or other procedures for such additional property.

1.4 If the value of any mortgaged property has decreased or is likely to decrease, thereby impairing the exercise of Party B's claims, Party A shall take measures as required by Party B, such as immediately ceasing the relevant acts causing such decrease in value, restoring the value of the mortgaged property within a specified time limit, or provide additional security.

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Article 2 Scope and Maximum Amount of the Secured Obligations

2.1 The secured obligations under the maximum mortgage hereunder shall cover all debts under the Principal Contracts, including but not limited to all principal, interest (including compound interest and default interest), liquidated damages, compensation payments, doubled interest on debts payable during the delayed performance period as specified in legally effective instruments such as court judgments or mediation agreements, other amounts payable by the Debtor to Party B (including but not limited to handling fees, telecommunication charges, miscellaneous expenses, and bank charges that beneficiaries refuse to pay under L/Cs that have been advanced by Party B for the Debtor), and expenses incurred by Party B in exercising its claims and security rights (including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees, notarial fees, service of process fees, announcement fees, and attorney fees).

2.2 The maximum amount of the secured obligations under the maximum mortgage shall be (currency) RMB (in words) One Hundred Sixty-Two Million Two Hundred and Sixty Thousand Only. If Party A performs its obligations hereunder as agreed, the foregoing maximum amount shall be reduced by the amount so performed.

2.3 Even if any loans, advances, interest, fees, or any other claims of Party B under the Principal Contracts are incurred beyond the Claim Determination Period, they shall still fall within the scope of the secured obligations under the maximum mortgage. The maturity date of the debts under the Principal Contracts shall not be subject to the expiration date of the Claim Determination Date.

Article 3 Registration of Mortgaged Properties

The parties shall complete the mortgage registration procedures with the competent registration authority within five (5) business days upon execution of this Contract. Party A shall deposit the original mortgage registration certificate (proof) and other rights certificates of the mortgaged properties with Party B on the day on which the mortgage registration is completed.

Article 4 Modification of the Principal Contracts

4.1 Party A agrees that Party B may enter into any Principal Contract with the Debtor or make any modifications thereto (including but not limited to extending the debt performance period or increasing the principal amount of the claims) without notifying Party A, and Party A shall remain liable for the debts of the Debtor within the maximum amount and scope of the secured obligations agreed herein.

4.2 Changes to the parties

Party A's obligations hereunder shall not be reduced or exempted due to any of the following circumstances:

1. Party A or the Debtor is involved in restructuring, merger, consolidation, division, increase or decrease of capital, joint venture, joint operation, name change, or other similar circumstances.

2. Party B entrusts a third party to perform its obligations under the Principal Contracts.

4.3 If the claims under the Principal Contracts are transferred to a third party, the security interests hereunder shall also be transferred, and Party A shall assist Party B and the third party in completing the mortgage change registration procedures as required by law.

4.4 If the transfer of claims or debts under the Principal Contracts is not effective, invalid, cancelled, or discharged, Party A shall remain liable for its obligations to Party B hereunder.

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Article 5 Possession and Custody of the Mortgaged Properties

5.1 Party A shall take proper possession, custody, and maintenance of the mortgaged properties, reasonably use the mortgaged properties, maintain the mortgaged properties in good condition, and pay taxes and fees related to the mortgaged properties on time. Party B reserves the right to inspect the mortgaged properties and require Party A to deposit the original rights certificates of the mortgaged properties with Party B.

5.2 If Party A entrusts or authorizes a third party to take possession, custody, or use of the mortgaged properties, it shall inform the third party of the existence of Party B's mortgage rights and require that the third party keep the mortgaged properties in good condition, accept Party B's inspections of the mortgaged properties, and not hinder the exercise of Party B's mortgage rights. Party A shall not be exempted from its obligations under the preceding paragraph and shall remain responsible for the acts of such third party.

5.3 Party A shall be liable for any personal injuries or property damages caused by the mortgaged properties. If Party B assumes any liability or pays damages on behalf of Party A due to any claim filed as a result thereof, Party B may seek full reimbursement from Party A.

Article 6 Insurance of the Mortgaged Properties

6.1 Unless otherwise agreed upon by the parties, Party A shall purchase insurance for the mortgaged properties in accordance with applicable laws and the insurance type, insurance period, and insured amount designated by Party B. The insurer shall have legal qualifications and sound credit standing. The insurance premiums shall be borne according to the following item 1:

1. The insurance premiums shall be borne by Party A.

2. The insurance premiums shall be borne by Party B.

3. The insurance premiums shall be shared on a pro rata basis, with BLANK being paid by Party A and BLANK being paid by Party B.

6.2 All insurance policies shall comply with Party B's requirements and contain no restrictive clauses detrimental to Party B's rights and interests. An insurance policy shall expressly stipulate that: Party B shall be the first loss payee (first beneficiary); any modifications to the policy shall be subject to the prior written consent of Party B; and the insurer shall remit the insurance proceeds directly to Party B's designated account immediately upon occurrence of any insured event. If the insurance policy for any insured mortgaged property does not contain the foregoing terms, an endorsement or amendment to the policy shall be made accordingly.

6.3 Party A shall maintain the validity of the insurance and shall not cause the insurance to be interrupted, cancelled, or invalidated or the insurer to be relieved or exempted from its indemnity liability for any reason whatsoever, or modify the insurance policy without the consent of Party B, or waive, assign, create a security interest over, or otherwise dispose of the claim to insurance proceeds. If the claims secured by the maximum mortgage from Party A remain partially unsatisfied upon expiration of the insurance period, Party A shall renew the insurance and extend the insurance period accordingly.

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6.4 Party A shall, within five (5) business days from the execution date of this Contract (or the date of completion of the insurance renewal if the insurance for the mortgaged properties is renewed), submit to Party B original insurance policies for the mortgaged properties as well as other documents required for the insurance claims or assignment of the insurance interests. If an insured event happens to any mortgaged property, Party A shall immediately notify the insurer and Party B and file a claim against the insurer. If Party A fails to do so in a timely manner, Party A shall be liable for any loss thereby suffered by Party B.

6.5 Party B may dispose of the insurance proceeds received in connection with any mortgaged property by any of the following methods and Party A shall assist Party B in completing the relevant procedures:

1. Allow Party A to use the insurance proceeds to repair the mortgaged property to restore its value.

2. Use the insurance proceeds to repay or prepay the principal and interest of the debts and related expenses under the Principal Contracts.

3. Pledge the insurance proceeds to secure the debts under the Principal Contracts; or

4. Allow Party A to dispose of the insurance proceeds in its sole discretion after Party A provides new security acceptable to Party B.

Article 7 Restrictions on Party A's Disposal of the Mortgaged Properties

7.1 Without the written consent of Party B, Party A shall not transfer or otherwise dispose of the mortgaged properties, including but not limited to abandonment, leasing (including renewal upon expiration of original lease contracts), gifting, establishment of residential rights, establishment of trusts, exchange, capital contribution, subsequent creation of security interests, relocation, conversion to public welfare use, attachment to or incorporation with other properties, reconstruction, or division.

7.2 Disposal of the price or proceeds received by Party A from the disposal of the mortgaged properties

1. If any mortgaged property is real property, with the written consent of Party B, the price or other proceeds received by Party A from the disposal of the mortgaged property shall be deposited into a bank account designated by Party B. Party B has the right to dispose of such proceeds by any of the methods specified in items 2 to 4 of Article 6.5 hereof, and Party A shall assist Party B in completing the relevant procedures.

2. If any mortgaged property is movable property, with the written consent of Party B or if the purchaser of the mortgaged property acquires the mortgaged property by paying a reasonable price in the ordinary course of Party A's business even without the written consent of Party B, the price or other proceeds received by Party A from the disposal of the mortgaged property shall be deposited into a bank account designated by Party B. Party B has the right to dispose of such proceeds by any of the methods specified in items 2 to 4 of Article 6.5 hereof, and Party A shall assist Party B in completing the relevant procedures.

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Article 8 Third-Party Interference

8.1 If the mortgaged properties are expropriated, requisitioned, demolished, confiscated, or reclaimed without compensation, by the government, or are attached, frozen, seized, placed under supervision, subject to a lien, auctioned, forcibly occupied, damaged, or otherwise disposed of by a third party, Party A shall immediately notify Party B and promptly take preventive, removal, or remedial measures to prevent any further loss. Party A shall, at the request of Party B, provide new security acceptable to Party B.

8.2 The remaining portion of the mortgaged properties upon occurrence of the foregoing circumstance shall continue to serve as security for Party B's claims. All compensation or indemnity payments received by Party A under the foregoing circumstance shall be deposited into a bank account designated by Party B. Party B has the right to dispose of such payments by any of the methods specified in items 1 to 4 of Article 6.5 hereof, and Party A shall assist Party B in completing the relevant procedures.

Article 9 Exercise of Mortgage Rights

9.1 If Party B exercises its security rights due to the Debtor's failure to perform any debts due or declared due under the Principal Contracts, or breach of any other provisions of the Principal Contracts, or involvement in any circumstance that impairs Party B's claims under the Principal Contracts, Party B may dispose of the mortgaged properties, including but not limited to auctioning or selling the mortgaged properties in its sole discretion and having priority in receiving payment from the proceeds.

9.2 The value of the mortgaged properties specified in the List of Mortgaged Properties herein or otherwise agreed upon by the parties ("Provisional Value"), whether or not recorded in the register of the registration authority, shall not constitute the final value of the mortgaged properties. The final value of the mortgaged properties shall be the proceeds received by Party B from disposal thereof, net of all applicable taxes and fees.

If the mortgaged properties are used to offset Party B's claims, such Provisional Value shall not serve as the basis for determining the offset amount. The actual value of the mortgaged properties shall be mutually agreed upon by the parties or determined through a fair valuation conducted in accordance with the law.

9.3 The proceeds received by Party B from the disposal of the mortgaged properties shall, after deducting all costs and expenses incurred in the sale or auction process (including but not limited to storage fees, appraisal fees, auction fees, ownership transfer fees, taxes, and land premiums paid in exchange for state-owned land use rights), first be used to repay the outstanding debts under the Principal Contracts, with any remaining balance to be refunded to Party A.

9.4 If Party A and the Debtor are the same person, Party B may apply for enforcement against Party A's assets other than the mortgaged properties, without being obligated to waive its mortgage rights, or first dispose of the mortgaged properties as a precondition.

9.5 Party A shall not hinder Party B's exercise of its mortgage rights in any manner including through acts or omissions.

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9.6 Regardless of whether there are any other security arrangements (including but not limited to guaranty, mortgages, pledges, letters of guarantee, or standby L/Cs) for Party B's claims under the Principal Contracts, regardless of when such other arrangements are established, whether they are valid, and whether Party B has made claims against other security providers, and regardless of whether any third party agrees to assume all or part of the debts under the Principal Contracts or whether such other arrangements are provided by the Debtor, Party A's obligations hereunder shall not be reduced or exempted, and Party B may directly hold Party A liable for the debts within the scope of the secured obligations. Party A undertakes not to claim that Party B should first exercise its claims against the real security provided by the Debtor or the security provided by other security providers, and Party A agrees that Party B may determine, in its sole discretion, the order of exercising its security interests, and Party A shall not have any objection thereto.

9.7 If the maximum amount of the secured obligations agreed herein is lower than the outstanding amount of claims under the Principal Contracts, and the claims under the Principal Contracts remain partially unsatisfied after Party A fulfills its obligations hereunder, then Party A undertakes that any exercise (including advance exercise) of its right of subrogation or recourse against the Debtor or other security providers shall not prejudice any interests of Party B and that the settlement of debts under the Principal Contracts shall take precedence over the exercise of Party A's right of subrogation or recourse.

Specifically, prior to the full satisfaction of Party B's claims,

1. Party A agrees not to claim any right of subrogation or recourse against the Debtor or other security providers; and if Party A receives any payment by exercising such right for any reason whatsoever, the payment so received shall first be used to satisfy Party B's outstanding claims;

2. if the debts under the Principal Contracts are secured by any collateral, Party A agrees not to claim rights against such collateral or the proceeds received from the disposal thereof by exercising its subrogation right or otherwise, and such collateral and proceeds shall first be used to satisfy Party B's outstanding claims; and

3. if the Debtor or other security providers have provided any counter-security in favor of Party A, any proceeds received by Party A under such counter-security shall first be used to satisfy Party B's outstanding claims.

9.8 If any Principal Contract is not established, not effective, invalid, partially invalid, or cancelled, and Party A and the Debtor are not the same person, Party A shall be jointly and severally liable with the Debtor for the debts incurred by the Debtor arising from returning properties or making compensation payments.

If any Principal Contract is terminated, Party A shall remain liable for the debts incurred by the Debtor arising from returning properties or making compensation payments within the scope of the secured obligations.

9.9 Party A is fully aware of interest rate risk. If the interest, default interest, or compound interest payable by the Debtor is increased due to Party B's adjustment to interest rates or interest calculation or settlement methods in accordance with the Principal Contracts or changes in interest rate policies promulgated by governmental authorities, Party A shall remain liable for such increased portion.

9.10 If the Debtor owes other debts to Party B in addition to the debts under the Principal Contracts, Party A agrees that Party B may designate the order in which the Debtor repays such debts in accordance with the Principal Contracts; and Party A further agrees that Party B has the right to debit an amount in RMB or other currency from any bank account opened by Party A within the China Construction Bank (CCB) system to pay off any debt that is due (or declared due in advance). Party A's obligations hereunder shall not be reduced or exempted on such grounds.

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9.11 Party A acknowledges and agrees that

1. the scope of credit facilities granted by Party B to the Debtor hereunder includes loan renewals, rollovers, or refinancing arrangements, such as new loans granted to repay outstanding debts, for the Debtor's existing obligations; and

2. the loans under the Principal Contracts may be used to settle any due debt of the Debtor owed to Party B, and Party A shall not raise any defense against Party B seeking the reduction or exemption of its obligations hereunder on such grounds.

Article 10 Liability for Breach of Contract

10.1 Party A's liability for breach of contract

1. If Party A breaches any provision of this Contract or there is any false information, error, or omission in the representations and warranties made by Party A hereunder, Party B may take one or more of the following measures:

(1) Require Party A to correct its breach within a specified time limit;

(2) Require Party A to provide new security;

(3) Hold Party A liable for the loss thereby suffered by Party B;

(4) Dispose of the mortgaged properties; and

(5) Take other remedies permitted by law.

2. Party B has the right to dispose of the proceeds received from the disposal of the mortgaged properties by any of the methods specified in items 2 to 4 of Article 6.5 hereof, and Party A shall assist Party B in completing the relevant procedures.

3. If the mortgage rights are not effectively established, or the value of the mortgaged properties is reduced, or Party B fails to timely or fully exercise its mortgage rights for reasons attributable to Party A, and Party A and the Debtor are not the same person, Party B may require Party A to be jointly and severally liable with the Debtor for the secured debts within the agreed scope of the secured obligations.

10.2 Party B's liability for breach of contract

If Party B loses the rights certificates of the mortgaged properties delivered by Party A due to its negligence; or if Party B fails to promptly return such certificates or refuses to assist Party A in deregistering the mortgage of the mortgaged properties upon Party A's request after the obligations under the Principal Contracts have been fully discharged, Party A may take one or more of the following measures:

1. Require Party B to bear the costs for reissuance of such certificates; and

2. Require Party B to return such certificates or assist Party A in deregistering the mortgage within a specified time limit.

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Article 11 Miscellaneous

11.1 Expenses

1. All expenses arising from Party A's breach of any provision of this Contract, including but not limited to litigation fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, appraisal fees, auction fees, notarial fees, service of process fees, announcement fees, and attorney fees actually incurred by Party B due to such breach, shall be borne by Party A.

2. For other expenses, the parties agree as follows:

All expenses relating to the mortgaged properties under this Contract, including the expenses associated with the possession, management, disposal, notarization, insurance, transportation, warehousing, custody, repair, maintenance, auction, and ownership transfer of the mortgaged properties, shall be borne by Party A.

11.2 Collection of payables

For any amounts payable by Party A hereunder, Party B has the right to restrict Party A's disposal of the corresponding amount in any accounts opened by Party A within the CCB system, take account control measures including freezing, payment suspension, or disabling non-counter transaction functions, and debit the corresponding amount in RMB or other currency from any bank account opened by Party A within the CCB system, without prior notice to Party A. If foreign exchange settlement and sales or foreign exchange trading is required, Party A shall assist Party B in completing the procedures and bear the exchange rate risk arising therefrom.

11.3 Repayment and offset of multiple debts

If Party A owes other debts to Party B in addition to those set forth herein, the parties agree that, if Party A's payment is insufficient to pay off all debts, Party B may specify the order of repayment.

Party B has the right to require Party A to pay off the debts in the order specified by Party B pursuant to this paragraph, regardless of whether the aforesaid debts are principal or accessory, due or not yet due (or declared due in advance), and secured individually or jointly (including but not limited to by guarantee, mortgage, pledge, letter of guarantee, or standby L/C), and regardless of the relative weight of Party A's obligations under these debts (including but not limited to the amount of interest, default interest, compound interest, liquidated damages, fees, or other payables), the sequence of maturity dates, and the percentage of a single debt in the total debts, and Party A agrees not to raise any objection thereto.

In addition, Party B has the right to debit an amount in RMB or other currency from any bank account opened by Party A within the CCB system to pay off any debt that is due (or declared due in advance).

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11.4 Use of Party A's information

Party A agrees that Party B may inquire, reproduce, and retain Party A's credit information from the Basic Financial Credit Information Database and other legally established credit reporting agencies, and that Party B may provide Party A's information to the Basic Financial Credit Information Database and other legally established credit reporting agencies. Party A agrees that Party B may share Party A's information with CCB institutions and subsidiaries at all levels for group-wide purposes, including pre-loan due diligence, risk management, and business development.

11.5 Loan collection by announcement

If Party A commits any breach of contract, Party B reserves the right to report it to relevant departments or entities, and make an announcement through news media to demand repayment.

11.6 Evidentiary effect of Party B's records

Unless there is reliable and conclusive evidence to the contrary, Party B's internal accounting records (including but not limited to electronic and paper-based records) regarding principal, interest, fees, and repayment history, documents, vouchers, and electronic data prepared, retained, transmitted, or extracted by Party B in connection with the Debtor's loan drawdowns, repayments, interest payments, and other transactions, and records, vouchers, and electronic data related to Party B's loan collection activities all constitute conclusive evidence of the creditor-debtor relationship under the Principal Contracts or true and valid electronic data. Party A shall not raise objections to the authenticity of such records, documents, or vouchers solely on the grounds that they were unilaterally prepared, retained, transmitted, or extracted by Party B.

11.7 Reservation of rights

Any rights available to Party B under this Contract shall not prejudice or exclude any rights available to Party B under laws, regulations, or other contracts. No forbearance, indulgence, or concession for any breach or delay, or delay in enforcing any right hereunder shall be construed as a waiver of any right or interest hereunder or consent to or acquiescence in any breach of this Contract, nor shall it prejudice, prevent, or hinder the continued exercise of such right or the exercise of any other right, or create any obligation or responsibility on the part of Party B to Party A.

No failure or delay on the part of Party B in exercising any right under the Principal Contracts or taking any remedy thereunder shall be construed as a reduction or exemption of Party A's obligations hereunder. Notwithstanding the foregoing, if Party B reduces or exempts the debts under the Principal Contracts, Party A's obligations hereunder shall be reduced or exempted accordingly.

11.8 If Party A is divided or dissolved, enters bankruptcy proceedings, is cancelled, has its business registration cancelled or its business license revoked, or if any mortgaged property is damaged, lost, harmed, or out of Party A's control due to natural causes or acts of third parties, or is involved in any ownership dispute, or its rights certificate (proof) is canceled, Party A shall immediately notify Party B.

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11.9 Dissolution or bankruptcy of the Debtor

After Party A becomes aware of the Debtor's entry into dissolution or bankruptcy proceedings, it shall immediately notify Party B to declare its claims. In addition, Party A shall promptly participate in the dissolution or bankruptcy proceedings and exercise its right of recourse in advance. If Party A becomes, or should have become, aware of the Debtor's entry into dissolution or bankruptcy proceedings but fails to promptly exercise its right of recourse in advance, all losses arising therefrom shall be borne by Party A.

Notwithstanding the provisions of Paragraph 2 of Article 11.7, any settlement agreement entered into by Party B and the Debtor or any reorganization plan of Party A approved by Party B during the Debtor's bankruptcy proceedings shall not prejudice Party B's rights hereunder nor result in the reduction or exemption of Party A's obligations hereunder. Party A shall not defend against Party B's claim for rights on the grounds of the conditions specified in the settlement agreement or reorganization plan. For any portion of the claims that remains unsatisfied due to concessions made by Party B to the Debtor under the settlement agreement or reorganization plan, Party B shall still have the right to require Party A to perform its secured obligations hereunder.

11.10 Dissolution or bankruptcy of Party A

In case of Party A's dissolution or bankruptcy, Party B shall have the right to participate in Party A's dissolution or bankruptcy proceedings and declare its claims, even if its claims under the Principal Contracts have not yet become due.

11.11 Party A shall immediately notify Party B in writing of any change in its mailing address or contact information. Otherwise, Party A shall assume any loss arising from its failure to do so in a timely manner.

11.12 Miscellaneous provisions

11.12.1 If a change registration is required due to any changes in the mortgage registration particulars, Party A shall work with Party B to complete the change registration procedures as required by Party B.

11.12.2 The scope of the secured obligations agreed herein shall cover the total amount inclusive of VAT.

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11.12.3 Service of notices

The parties agree as follows in respect of the addresses for service (including electronic addresses for service) of all notices, agreements, and documents relating to this Contract and the legal consequences.

1. Address for service

(1) Party A confirms its valid address for service as follows:

Mailing address: No. 88 Qiushi Road, Wangchun Industrial Park, Ningbo 315000, Zhejiang Province (recipient: Li Haiying);

Postal code:	BLANK
Mobile number:	1xxxxxxxxxx
Fax:	BLANK
Email:	BLANK
WeChatID:	BLANK
Dedicated litigation platform account:	BLANK
Other electronic means:	BLANK

Party A acknowledges that any of the aforesaid mobile number, fax, email, WeChat ID, dedicated litigation platform account, and other electronic means shall constitute its valid electronic address for service.

(2) Party B confirms its valid address for service as follows:

No. 500 Taikang Middle Road, Yinzhou District, Ningbo 315000, Zhejiang Province (recipient: Chi Yanxin)

2. Applicable scope of the address for service

The aforesaid addresses for service shall apply to the service of all written (including electronic) notices, agreements, and documents relating to this Contract, including but not limited to the service of notices and agreements during the performance of this Contract, the service of documents and legal instruments in relation to any dispute arising from this Contract, as well as the service of documents in dispute resolution proceedings, including arbitration, civil litigation (including first instance, second instance, and retrial), enforcement, and other legal proceedings.

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3. Change of the address for service

(1) If Party A intends to change its address for service, it shall send a five (5) business days' written notice to Party B's address for service.

(2) If Party B intends to change its address for service, it shall notify Party A through any of the following methods, including but not limited to written notice, email, SMS, and announcement.

(3) Any change of the address for service by either party during arbitration or civil litigation proceedings shall also be notified in writing to the relevant arbitration institution or court.

(4) After a party fulfills its notification obligation relating to the change of its address for service as agreed above, its changed address for service shall be deemed as the valid address for service. Otherwise, the previously confirmed address for service shall remain valid for service purposes.

(5) If Party A fails to fulfill the foregoing notification obligation, and Party A is in breach of this Contract or falls under any other circumstance that may endanger the creditor's rights of Party B, Party A agrees and authorizes Party B to obtain Party A's most recent contact number through telecommunication operators for the purposes of collection and management of the defaulted loan.

4. Legal consequences

(1) If any notice, agreement, legal instrument, or other document fails to be actually received by a party due to incorrect address for service provided or confirmed by such party, such party's failure to promptly fulfill its notification obligation in the aforesaid manner after any change of its address for service, or refusal by such party or its designated recipient to sign to acknowledge receipt of such document, then the document shall be deemed to have been served on the date of return in the case of service by mail; or on the date when the person serving the document records the situation on the receipt of service in the case of direct service; or on the date of its arrival at the recipient's designated electronic service system (service shall be deemed completed when the sender's system shows successful delivery) in the case of electronic service. The electronic service methods include but are not limited to SMS, fax, email, and WeChat. Electronic service shall have the same legal effect as other service methods.

(2) Arbitration institutions or courts may directly serve documents to the aforesaid addresses for service by mail or electronically. Documents served by arbitration institutions or courts by mail shall be deemed to have been served according to the foregoing provisions, even if they are not actually received by the parties.

(3) If the service of documents regarding the same matter is made through multiple methods, the date of the earliest service shall be deemed as the date of service.

11.12.4 The debts under the RMB Working Capital Loan Contract (No.: HTZxxxxxxxxxxxxxxxxxxxxx) entered into by Party B and the Debtor prior to the execution of this Contract shall also be included in the scope of claims secured hereunder.

11.13 Dispute resolution

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Any dispute arising out of the performance of this Contract may be resolved by the parties either through friendly negotiation or by the following method set forth in item 1:

1. File a lawsuit with the people's court in the place where Party B is domiciled.

2. File a lawsuit with the people's court in the place where Party A is domiciled.

3. Submit the dispute to (name of the arbitration commission) BLANK for arbitration in (place of arbitration, BLANK) under its arbitration rules in force when the arbitration application is submitted. The arbitral award shall be final and binding upon both parties.

During the litigation or arbitration period, the parties shall continue performance of this Contract, except for matters in dispute.

11.14 Entry into force

This Contract shall enter into force upon being signed by Party A's legal representative (principal) or authorized representative or affixed with its official seal and signed by Party B's principal or authorized representative or affixed with its official seal.

11.15 This Contract is executed in three (3) counterparts.

Article 12 List of Mortgaged Properties

Please refer to the Appendix hereto for the List of Mortgaged Properties hereunder.

Article 13 Party A's Representations and Warranties

13.1. Party A is clearly aware of the business scope and internal authorization of Party B.

13.2. Party A has read all terms of this Contract and the Principal Contracts. At the request of Party A, Party B has provided explanations on relevant terms of this Contract and the Principal Contracts. Party A has fully known and understood the meanings of the terms of this Contract and the Principal Contracts and the relevant legal consequences.

13.3. Party A is legally qualified to provide the security and Party A's provision of the security hereunder complies with applicable laws, administrative regulations, and rules, as well as Party A's articles of association or other organizational documents, and has been approved by the competent internal authorities of Party A and/or the competent government authorities. Party A shall bear all liabilities arising from its lack of qualifications to execute this Contract, including but not limited to fully indemnifying Party B for all losses thereby incurred.

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13.4. Party A acknowledges that it has fully understood the Debtor's assets, debts, operations, credit standing, and reputation, the Debtor's legal capacity and authority to execute the Principal Contracts, as well as all the content of the Principal Contracts.

13.5. Party A owns or has the right to dispose of the mortgaged properties in accordance with the law. The mortgaged properties are neither public welfare facilities nor prohibited from circulation or transfer, and they are not involved in any ownership disputes.

13.6. There are no other co-owners of the mortgaged property, or although there are other co-owners, Party A has obtained their written consent to its provision of the maximum mortgage hereunder.

13.7. The mortgaged properties are free from any defects or encumbrances not disclosed in writing to Party B, including but not limited to the circumstances where the mortgaged properties are restricted in circulation, attached, detained, placed under supervision, leased, subject to a residential right, held in trust, or subject to a lien; where there exist any outstanding payments such as purchase price, maintenance fees, construction costs, state taxes, land premiums paid in exchange for land use rights, or compensation for damages relating to the mortgaged properties; or where the mortgaged properties have been encumbered as security for any third party.

13.8. All documents and information in connection with the mortgaged properties that Party A provides to Party B are true, legal, accurate, and complete.

13.9. Party A's provision of this mortgage hereunder neither damages the legitimate rights and interests of any third party nor violates any legal or agreed obligations of Party A.

13.10. If Party A or the Debtor fails to strictly comply with the laws, regulations, and rules of the People's Republic of China and the countries or regions where its projects are located regarding environmental, social, and governance (ESG) risk management, or any overseas project is not in compliance with international practices or standards or not substantially consistent with international good practices, or may bring harm and risks to the environment and society (including but not limited to ESG issues related to energy consumption, pollution, land, health, safety, resettlement of affected residents, ecological protection, energy conservation and emission reduction, climate change, corporate governance defects, and inadequate management) during construction, production, and business activities, Party B may exercise its security interests hereunder in advance and take other remedies available hereunder or permitted by law.

If Party A has any questions, opinions, or suggestions regarding CCB products or services, Party A may contact CCB through its customer service and complaint hotline at 95533 for consultation and feedback.

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Party A (official seal): GLOBAL Technology Inc.

Legal Representative (Principal) or Authorized Representative (signature): Yeh Shu-Hua

June 26, 2025

Party B (official seal of CCB): China Construction Bank Ningbo Yinzhou Branch

Principal or Authorized Representative (signature): Huang Xubo

June 26, 2025

All related parties to the contract may verify the authenticity of the contract by scanning the QR code via the CCB Mobile Banking APP.

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Appendix

List of Mortgaged Properties

Name of Mortgaged Property	Ownership Certificate and Other Rights Certificate No.	Domicile	Area or Quantity	Value of Mortgaged Property (RMB 10,000)	Amount Already Mortgaged for Other Claims (RMB 10,000)	Remarks
Buildings	Y.F.Q.Z.Y.Z.Q.Z. No. 201028196; Y.F.Q.Z.Y.Z.Q.Z. No. 201028200	No. 88 Qiushi Road, Gulin Town, Yinzhou District, Ningbo	Gross floor area: 42,820.94 square meters	6,109	0	/
Land	Y.Y.G.Y. (2013) No. 18-06785	No. 88 Qiushi Road, Gulin Town, Yinzhou istrict, Ningbo	Land use right area: 28,363.90 square meters	10,117	0	/

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